UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SPHERIX INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6430 Rockledge Drive

Westmoreland Bldg. #503

Bethesda, MD 20817

Notice of Annual Meeting of Stockholders

to be held on May 13, 2008

and Proxy Statement

The Annual Meeting of Stockholders of Spherix Incorporated (the “Company”) will be held on Tuesday, May 13, 2008, at 9:00 a.m. Eastern time, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817.

The items of business are:

(1)                      Election of seven (7) Directors.

(2)                      Ratification of the appointment of the independent accountants.

(3)                      Transaction of other business that may properly come before the Meeting.

These items are more fully described in the following pages, which are hereby made part of this Notice.

The Company’s Proxy Statement, Proxy Card, and Annual Report on Form 10-K accompany this Notice.

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on April 11, 2008 as the Record Date for determination of Stockholders entitled to Notice and to vote at the Annual Meeting and any adjournment thereof.  Only Common Stockholders of record on the date so fixed are entitled to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Katherine M. Brailer, Corporate Secretary

PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.  IF YOU DO ATTEND THE MEETING AND VOTE PERSONALLY, YOUR PROXY WILL AUTOMATICALLY BE REVOKED AT THAT TIME.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 13, 2008

This Proxy Statement is being mailed on or about April 15, 2008, with the solicitation of Proxies in the accompanying form by the Board of Directors of Spherix Incorporated, a Delaware Corporation.  The Annual Meeting of its Stockholders will be held May 13, 2008, at 9:00 a.m. Eastern time, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817.  The cost of solicitation of Proxies will be borne by the Company.  The Company will reimburse brokers, banks, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending Company-supplied Proxy materials to the beneficial owners of the Common Stock.  In addition to solicitations by mail, Directors, Officers, and employees of the Company may solicit Proxies personally or by telegraph or telephone without additional compensation.

All shares represented by Proxy will be voted at the Annual Meeting in accordance with the choices specified on the Proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors.  Thus, where no choice is specified, the Proxies will be voted for the election of Directors, and for ratification of the appointment of independent accountants.  A Stockholder giving a Proxy will have the power to revoke it at any time before it is exercised.  A Proxy will be revoked automatically if the Stockholder who executed it is present at the Annual Meeting and elects to vote in person.

Each Stockholder will be entitled to one vote for each share of Common Stock $.005 par value per share (“Common Stock”) held by the Stockholder at the close of business on April 11, 2008.  At that time, there were 14,318,702 shares of Common Stock outstanding.

In accordance with the laws of the State of Delaware and the Company’s Certificate of Incorporation and By-Laws, a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum for the transaction of business.  A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Abstentions and broker non-votes are not counted for purposes of the election of Directors.  An abstention will be counted as a vote against the approval of any other matter to come before the Annual Meeting.  Broker non-votes will not be voted for any other matter scheduled to come before the Annual Meeting.

It is anticipated that the Directors and Officers will vote their shares of Common Stock in favor of the Nominees for election to the Board of Directors listed herein, and for ratification of the appointment of independent accountants listed herein.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders.  The Board of Directors has currently fixed the number of Directors at seven (7).  Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote the Shares represented by the Proxy for the election of the seven (7) Nominees listed below.  Although it is not contemplated that any Nominee will decline or be unable to serve as a Director, in such event, Proxies will be voted by the Proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected.  Election of a Board of Directors requires a plurality of the votes cast at the Meeting.

The current Board of Directors consists of Mr. Douglas T. Brown, Mr. A. Paul Cox, Jr., Dr. Claire L. Kruger, Dr. Gilbert V. Levin, Dr. Robert A. Lodder, Jr., Mr. Aris Melissaratos, and Dr. Robert J. Vander Zanden.  The Board of Directors has determined that a majority of its members, being Messrs. Brown, Cox, Melissaratos, and Vander Zanden, are independent Directors within the meaning of the applicable NASD rules.

The following table sets forth the Nominees for Membership on the 2008-2009 Spherix Board of Directors.  It also provides certain information about the Nominees as of April 11, 2008.

Nominees for Election to Board of Directors

			Director
Name	Age	Position	Since
Douglas T. Brown	54	Director	2004
A. Paul Cox, Jr.	70	Chairman of the Board	2004
Claire L. Kruger	49	Director, and Chief Executive Officer	2007
Gilbert V. Levin	83	Director, and Dir. of Science and Technology	1967
Aris Melissaratos	64	Director	2008
Robert A. Lodder, Jr.	48	Director, and President	2005
Robert J. Vander Zanden	62	Director	2004

Mr. Douglas T. Brown, Spherix Incorporated Board Member since 2004, is Senior Vice President and Manager of the Corporate Banking Government Contracting Group for PNC Bank N.A., Washington, DC.  Mr. Brown has been with PNC and its predecessor bank, Riggs Bank, since 2001 and previously worked for Bank of America, N.A. and its predecessor banks for 16 years as a Loan Officer, as well as a manager of Loan Officers in the Mid-Atlantic region.  Subsequent to 1990, the majority of Mr. Brown’s customers were companies that provided services to the Federal Government and State governments.  Mr. Brown holds a B.A. degree in Political Science from American University and a graduate degree from The Stonier Graduate School of Banking at the University of Delaware.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Mr. A. Paul Cox, Jr., PE, CMC, Spherix Incorporated Board Member since 2004 and elected Chairman of the Board in 2007, brings sales, information technology and general corporate management experience to Spherix.  He holds a B.E.S. in Electrical Engineering and an M.S. in Management Science, both from The Johns Hopkins University.  Mr. Cox began his career designing special purpose digital computers, earning three patents from the Westinghouse Underseas Division, where he remained for seven years.  He joined IBM Corporation, advancing through technical assignments, achieving increasing management responsibility in information systems, technical services and sales positions, and becoming Regional Marketing Rep and then Marketing Unit Manager.  Mr. Cox became President, CEO, and Board Member of Data Systems Corporation for nine years until selling the company to a division of ADP.  He became Chairman and CEO of the Codema Corporation, a management consulting company.  He was then recruited by Standard Register as its Corporate Vice President and General Manager of their business and equipment division.  Now Principal of his own Asset Protection Company, Mr. Cox has served on various educational, industrial, civic and charitable boards.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Dr. Claire L. Kruger was elected to the Spherix Incorporated Board of Directors in August 2007, and was also elected Chief Executive Officer and Director of Health Sciences at that time.  Dr. Kruger received her Ph.D. in Toxicology from Albany Medical College, and her B.S. in Biology from Clarkson College.  With more than 20 years of consulting experience, her primary areas of expertise are in foods, consumer products and pharmaceuticals, where she provides scientific, regulatory, and strategic support to clients in both the US and international regulatory arenas.  Dr. Kruger has conducted toxicity evaluations of foods and food contaminants, as well as health risk assessments and exposure assessments of drugs, cosmetics, and pesticides.  Her clients include food, drug, and dietary supplement manufacturers, agricultural producers, biotechnology companies, trade associations, and law firms.  In her role as a consultant, Dr. Kruger has been involved in the safety evaluation of a variety of consumer products, providing oversight of product compliance with current and emerging scientific and regulatory guidance.  She is not now, nor has she been for the past five years, a director of a public, for-profit company other than Spherix.

Dr. Gilbert V. Levin founded Spherix Incorporated in 1967 and has served the Company in a variety of capacities since incorporation.  He currently serves as Director of Science and Technology.  Dr. Levin previously served in the public health departments of Maryland, California, and the District of Columbia and, subsequently, as a research scientist and corporate official.  Among his inventions are low-caloric sweeteners; biological nutrient removal (BNR) for municipal wastewater, rapid detection and identification of microorganisms; and the Labeled Release life detection experiment that landed on Mars in 1976 aboard NASA’s Viking Mission.  He holds a Bachelor’s, Master’s, and a Ph.D., all from The Johns Hopkins University, where he also served on its Board of Trustees and presently serves on its National Advisory Council for the Whiting School of Engineering.  He is not

now, nor has he ever been, a director of a public company other than Spherix.  Dr. Levin has not worked for any company other than Spherix since 1967.

Dr. Robert A. Lodder, Spherix Incorporated Board Member since 2005, was elected President in August 2007.  He served as a Professor of Pharmaceutical Sciences at the College of Pharmacy, University of Kentucky Medical Center, and holds joint appointments in the Department of Electrical and Computer Engineering, and the Division of Analytical Chemistry of the Department of Chemistry at Kentucky.  Dr. Lodder received his B.S. degree cum laude in Natural Science in 1981, and his M.S. in Chemistry in 1983 from Xavier University, Cincinnati, Ohio.  He received his Ph.D. in Analytical Chemistry in 1988 from Indiana University.  He was a founder of InfraReDx, Inc. in 1998 and Prescient Medical, Inc. in 2004.  Neither of these companies are public, and they do not engage in business with Spherix.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Mr. Aris Melissaratos was elected to the Spherix Board of Directors in February 2008.  He currently serves as Senior Advisor to the President of Johns Hopkins University with responsibilities for technology transfer, corporate partnerships, and enterprise development.  From 2003 to 2007, he served as Secretary of Business and Economic Development for the State of Maryland, driving the state’s unemployment figures to an impressive 3.6% and positioning Maryland for leadership in the emerging “knowledge economy.”  He worked for Westinghouse Electric Corporation for 32 years, culminating as the corporation’s Chief Technology Officer and Vice President for Science and Technology, responsible for running Westinghouse’s research and development functions.  He also served as the Chief Operations Officer for the company’s Defense Electronics Group, where he was responsible for managing 16,000 employees (9,000 engineers) and $3.2 billion dollars of sales.  After Westinghouse, he became Vice President of Thermo Electron Corporation and CEO of its Coleman Research Corporation and Thermo Information Solutions subsidiaries.  He formed Armel Scientifics, LLC, which invested in over 30 start-up companies in Life Sciences and Advanced Technology.  He holds a B.E.S. in electrical engineering from The Johns Hopkins University, a Master of Science in engineering management from George Washington University, and has completed the program for Management Development at the Harvard University School of Business.  He completed the course work for a Ph.D. in International Politics at the Catholic University of America but did not complete the dissertation.  He is not now, nor has he been for the past five years, a director of a public for-profit company other than Spherix.

Dr. Robert J. Vander Zanden, Spherix Incorporated Board Member since 2004, having served in two Vice President positions with Kraft Foods International, brings a long and distinguished career in technical and business aspects of the food science industry to Spherix.  Dr. Vander Zanden holds a Ph.D. in Food Science from Kansas State University, and an M.S. and B.S. in Chemistry, the latter from the University of Wisconsin – Platteville, where he was named a Distinguished Alumnus in 2002.  In his 30-year career, he has been with ITT Baking Company as a Product Development Scientist, with Ralston Purina as Manager Dietary Foods R&D, with Keebler as Group Director, Product and Process Development, with Group Gamesa, a Frito-Lay Company, as Vice President, Technology, with Nabisco, as Vice President of R&D for their International Division and with the acquisition of Nabisco by Kraft Foods, he became the Vice President of R&D for Kraft’s Latin American Division.  Dr. Vander Zanden retired from Kraft Foods in 2004.  He currently holds the title of Adjunct Professor and Lecturer in the Department of Food Science and Human Nutrition at Clemson University, where he teaches a course in New Product Development.  His focus on achieving product and process innovation through training, team building and creating positive working environments has resulted in his being recognized with many awards for product and packaging innovation.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

The Board of Directors has determined that each of Messrs. Brown, Cox, Melissaratos, and Vander Zanden, constituting a majority of the Nominees, are independent Directors within the meaning of the applicable NASD rules.

The by-laws provide that a Stockholder of the Company entitled to vote for the election of Directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 10 and not more than 30 days prior to the Annual Meeting.  Such notice shall include (i) the name and address of the Stockholder and of each person to be nominated, (ii) a representation that the Stockholder is a holder of record of stock of the Company entitled to vote at such Meeting and intends to appear in person or by proxy at the Meeting to nominate each person specified, (iii) a description of all understandings between the Stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the Stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a Director of the Company if so elected.  The Chairman of the Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

No Director serves as a director of any other publicly-held company.  There is not and has not been for the previous two fiscal years any relationship between the Company and any company in which any Director has a 1% or greater interest.

Board of Directors and Committee Meetings in Board Year 2007-2008

The Company’s Board of Directors held three (3) regular meetings from May 31, 2007, to April 11, 2008, all of which were attended by all members.  In addition, there were two (2) special meetings attended by all members.  The Board of Directors has five (5) Committees:  Audit, Compensation & Benefits, Executive, Nominating, and Strategic Planning.  The Committees generally meet quarterly.

The Audit Committee members during this time period were Mr. Brown, Chair; Mr. Cox, and Mr. George Creel.  Upon Mr. Creel’s resignation from the Board on February 25, 2008, he was replaced by Dr. Vander Zanden.  The Committee has authority to review the financial records of the Company, deal with its independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of the Company’s business.  There were four (4) Audit Committee meetings, all of which were attended by all members.  The Audit Committee Charter is available on the Company’s website at www.spherix.com.  Each member of the Audit Committee satisfies the independence requirements and other established criteria of the NASD and the Securities and Exchange Commission.  The Board of Directors believes that, while the members of its Audit Committee have substantial financial and management experience and are fully qualified to carry out the functions of the Audit Committee, none of its members meets the requirements of an audit committee financial expert as defined in the Securities and Exchange Commission rules.

The Compensation & Benefits Committee oversees the Company’s executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation.  Its members during this time period were Dr. Vander Zanden, Chair; Mr. Cox, and Mr. Creel.  Upon Mr. Creel’s resignation from the Board on February 25, 2008, he was replaced by Mr. Melissaratos.  There were two (2) meetings, both of which were attended by all Committee Members.  The Compensation Committee Charter is available on the Company’s website at www.spherix.com.

The Executive Committee may act on behalf of the Board of Directors on matters requiring action in the interim between meetings of the full Board.  Its members during this time period were Mr. Cox, Chair; Dr. Kruger, and Dr. Lodder.  One (1) meeting was held by this Committee and was attended by all members.

The Nominating Committee recommends to the Board, for adoption by the Board, the proposed Board for election by the Stockholders.  Its members during this time period were Mr. Creel, Chair; Dr. Lodder, and Dr. Vander Zanden, who held two (2) meetings.  Upon Mr. Creel’s resignation from the Board on February 25, 2008, he was replaced by Mr. Melissaratos.  The Nominating Committee Charter is available on the Company’s website at www.spherix.com.  The Nominating Committee does not have any formal minimum qualifications for Director candidates.  The Nominating Committee identifies candidates by first evaluating current members of the Board who are willing to continue in service.  If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate(s).

Among other factors, when considering a prospective candidate, the Nominating Committee considers a candidate’s business experience and skills, science and technology attributes pertinent to Company business, personal integrity and judgment, and possible conflicts of interest.  To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying Director candidates.  The Nominating Committee’s policy is to consider Director candidate recommendations from its Stockholders which are received no later than December 31 prior to any Annual Meeting, including confirmation of the candidate’s consent to serve as a Director.  Upon receipt of such a recommendation, the Nominating Committee will solicit appropriate information about the candidate in order to evaluate the candidate, including information that would need to be described in the Company’s Proxy Statement if the candidate were nominated.  Candidates recommended by Stockholders will be evaluated on the same basis as other candidates.

The Strategic Planning Committee uses the experience and expertise of its members to assist the Board of Directors by presenting for approval strategic long-term plans for our businesses.  Its members during this time period were Mr. Brown, Chair; Mr. Cox, Mr. Creel, Dr. Kruger, Dr. Levin, Dr. Lodder, and Dr. Vander Zanden.  Upon Mr. Creel’s resignation from the Board on February 25, 2008, he was replaced by Mr. Melissaratos.  Two meetings of this Committee were held and were attended by all members.

Any Stockholder may communicate in writing by mail at any time with the entire Board of Directors or any individual Director (addressed to “Board of Directors” or to a named Director), c/o Spherix Incorporated, ATTN:  K. Brailer, 6430 Rockledge Drive, Westmoreland Bldg. #503, Bethesda, MD 20817, or via e-mail at info@spherix.com.  All communications will be promptly relayed to the appropriate Directors.  The Corporate Secretary will coordinate all responses.

It is the policy of the Board of Directors that its members are encouraged to attend the Annual Meeting.  The 2007 Annual Meeting was attended by all Directors.

The Company has adopted a worldwide Code of Ethics, which is available on the Company’s website at www.spherix.com.

Corporate Governance

The Audit Committee members during 2007 were Mr. Brown, Chair; Mr. Cox, and Mr. Creel.  Upon Mr. Creel’s retirement from the Board on February 25, 2008, Dr. Vander Zanden was appointed to the Audit Committee.  The Audit Committee Charter is available on the Company’s website at www.spherix.com.  Each member of the Audit Committee satisfies the independence requirements and other established criteria of the NASD and the Securities and Exchange Commission.  The Board of Directors believes that, while the members of its Audit Committee have substantial financial and management experience and are fully qualified to carry out the functions of the Audit Committee, none of its members meets the requirements of an audit committee financial expert as defined in the Securities and Exchange Commission rules.

Executive Officers

The Executive Officers of the Company are elected annually by the Board of Directors and are listed in the following table.

Name	Age	Position
Robert L. Clayton	44	Interim CFO and Treasurer
Claire L. Kruger	49	Chief Executive Officer and Chief Operating Officer
Robert A. Lodder	48	President

Drs. Kruger and Lodder’s professional experience are discussed above.

Mr. Robert L. Clayton was elected to the Office of Interim CFO in August 2007, and  was elected Director of Finance and Treasurer in May 2005.  Mr. Clayton previously served as Controller.  Prior to joining Spherix, he was a Senior Auditor for the public accounting firm Rubino & McGeehin Chartered.  Mr. Clayton holds a B.S. in business and management from the University of Maryland and a C.P.A. from the District of Columbia.  He is not now, nor has he been for the past five years, a director of a public, for-profit company other than Spherix.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) Beneficial Ownership Regarding Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and Executive Officers, and anyone who beneficially owns ten percent (10%) or more of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock.  Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of (i) copies of the Section 16(a) filings received by the Company during or with respect to 2007 and (ii) certain written representations of its Officers and Directors, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2007 and 2008 to date was filed in a timely manner.

Code of Ethics

The Company has adopted a worldwide Code of Ethics, which is available on the Company’s website at www.spherix.com.

EXECUTIVE COMPENSATION

We strive to pay our named executive officers at or near the median paid by comparable companies.  In 2007, the Compensation Committee hired an outside company, Equilar, Inc., to compare the total compensation of the Spherix Executives to the total compensation of fourteen (14) companies identified by Equilar, Inc. to be peer companies to Spherix.  The Equilar Report on Executive Compensation showed that Spherix Executives are not compensated at the same level as colleagues in peer companies.  Based upon the fiscal health of Spherix, however, it was determined by the Compensation Committee that no special efforts should be made to bring Executive total compensation to equivalent levels of those in peer companies.  All 2008 base salary increases (with few exceptions) should be kept in line with inflation. The Compensation Committee requested that the Chief Executive Officer of Spherix propose all Executive salary increases, but the overall Spherix company-wide increase should not be above inflation.  With minor adjustments, these recommendations were accepted by the full Board.  The Compensation Committee recommended to the Board the salary adjustment for the President and Chief Executive Officer of Spherix.

The following Summary of Compensation table sets forth the compensation paid by the Company during the two years ended December 31, 2007, to all Executive Officers earning in excess of $100,000 during any year.

Summary of Compensation

(Dollars in 000’s)

							Change in
							Pension Value
							and Non-
						Non-Equity	Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Award	Award	Compensation	Compensation	Compen-
Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	Earnings ($)	sation ($)	Total ($)
R. Levin	2007	132,625	400,000	—	2,350	—	—	—	534,975
Former CEO & President and CFO	2006	190,000	—	—	3,290	35,000	—	7,200	235,490

C.Kruger	2007	72,333	—	26,350	—	33,751	—	—	132,434
CEO and COO

R. Lodder President	2007	60,000	—	10,000	—	18,667	—	—	88,667

R.Clayton	2007	150,314	100,000	—	940	—	—	—	251,254
CFO and Treasurer	2006	118,000	—	—	823	10,000	—	1,600	130,423

G. Levin	2007	125,200	—	—	—	—	39,971	—	165,171
Director of Science and Technology	2006	118,000	—	—	—	—	(22,000)	7,200	103,200

(1)          R. Levin was awarded the following bonuses in 2007: $150,000 for the negotiation of the settlement of the National Parks Service Contract, and a stay bonus of $250,000 ($100,000 of this amount will be paid in November 2008, the balance was paid in 2007).  R. Clayton received a stay bonus of $100,000 in 2007.

(2)          On August 1, 2007, C. Kruger was granted 30,000 shares in restricted stock with a market price on the date of grant of $1.86.  The restricted stock vests in equal amounts of 10,000 shares on August 1, 2007, August 1, 2008 and August 1, 2009.  On August 16, 2007, R. Lodder was granted 15,000 shares in restricted stock with a market price of the date of grant of $2.00.  The restricted stock vests in equal amounts of 7,500 shares on March 1, 2008 and September 1, 2008.

(3)        On February 17, 2006, Richard C. Levin and Robert L. Clayton were granted stock options for 8,000 and 2,000 shares, respectively.  Information regarding forfeiture and assumptions made in the valuation are disclosed in Note 7 of the Company’s Annual Financial Statements (incorporated by reference to Form 10-K dated December 31, 2007).

(4)        Awards pursuant to the May 12, 2005 Spherix Incorporated Incentive Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
							Number		Market
	Number of		Number of				of Shares		Value of
	Securities		Securities				or Units		Shares or
	Underlying		Underlying				of Stock		Units of
	Unexercised		Unexercised		Option	Option	that have		Stock that
	Options (#)		Options (#)		Exercise	Expiration	not Vested		have not
Name	Exercisable		Unexercisable		Price ($)	Date	(#)		Vested ($)
C. Kruger	—		—		—	—	20,000	(3)	22,200
R. Lodder	—		—		—	—	15,000	(4)	16,650
R. Clayton	500		—		$6.35	11/24/2008	—		—
R. Clayton	500		1,500	(2)	$2.20	2/15/2011	—		—
G. Levin	160,000	(1)	—		$8.67	11/12/2008	—		—

(1)          60,000 of the 160,000 shares are owned by Mrs. M. Karen Kevin and are beneficially owned by Gilbert V. Levin.

(2)          Will vest in equal installments on 2/16/2008, 2/16/2009 and 2/16/2010.

(3)          Will vest in equal installments on 8/1/2008 and 8/1/2009.

(4)          Will vest in equal installments on 3/1/2008 and 9/1/2008.

Pension Benefits

(Dollars in 000’s)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Gilbert V. Levin	Employment Agreement (1)	41	215
Gilbert V. Levin	Exit Agreement (2)	41	70
Gilbert V. Levin	Consulting Agreement (3)	41	—

(1)          On March 23, 2004, Dr. Levin’s Employment Agreement was amended and restated.  It provides lifetime payments of $12,500 each quarter following his full retirement from the Company.  This Restated Agreement supersedes and replaces all previous agreements concerning Spherix’s obligations for Dr. Levin’s retirement benefits.

(2)          The Company agreed to fund long-term, continuous lifetime long-term care and healthcare policies per the G.V. Levin Exit Agreement dated March 23, 2004.

(3)          To ensure the availability of their services to the Company after their respective retirements, Dr. and Mrs. Levin each have entered into Consulting Agreements with the Company.  On March 23, 2004, the Board approved a Restated Consulting Agreement for Dr. Levin, which limits his post-retirement consultation to any Company requests that may be issued to him from time to time.  No minimum amount of consulting time is required.  For any consulting time so requested and provided, Dr. Levin will be compensated at the rate of $2,000 per day, subject to the Federal CIP, plus related expenses.  On November 16, 2005, the Board approved a Consulting Agreement for Mrs. Levin, which limits her post-retirement consultation to any Company requests that may be issued to her from time to time.  No minimum amount of consulting time is required.  For any consulting time so requested and provided, Mrs. Levin will be compensated at the rate of $1,000 per day, subject to the Federal CIP, plus related expenses.

Potential Payment Upon Termination or Change in Control

The only commitment we have to make any payments upon termination of employment to any named Executive Officer is a commitment to Dr. Levin.  On March 23, 2004, the Board approved revised agreements with Dr. Levin.  These agreements provide the following post-employment benefits:

•                  Lifetime quarterly payments of $12,500;

•                  $2,000 per day for any consulting services requested by the Company;

•                  Office space and secretarial support at the Company’s headquarters and at the BioSpherix office location for a period of three (3) years;

•                  Free use of his computer Internet hook-up to the Company for a period of three (3) years;

•                  Free storage at the Company’s headquarters of all Mars-related files for a period of five (5) years;

•                  Lifetime long-term care and health insurance for Dr. Levin and his wife.

Unless otherwise agreed by the Board of Directors, the other named Executive Officers would be entitled to severance upon termination of employment pursuant to the Company’s severance policy.  The policy provides:

Completed Service Years	Severance Pay
> 1 year	10 days
1 but less than 2 years	15 days
2 but less than 3 years	20 days
3 but less than 4 years	25 days
4 or more years	30 days

No named Executive Officer has any commitment for payments upon a change of control of the Company.

Compensation of Directors

(Dollars in 000’s)

Name	Fees Earned of Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Douglas T. Brown	19.0	10	—	29.0
A. Paul Cox, Jr.	21.7	10	—	31.7
George C. Creel	21.7	10	—	31.7
Aris Melissaratos	—	—	—	—
Robert J. Vander Zanden	16.7	10	—	26.7

Non-employee directors of Spherix Incorporated (“Spherix”) receive the following annual compensation for service as a member of Spherix:

Annual Retainer	$5,000	To be paid in cash at the first meeting of the term.
Stock Awards	$10,000

To be calculated by dividing $10,000 by the closing stock price the day the Stock Awards are granted. The shares will be granted upon approval of the Board; however, the shares will be restricted and instructions will be given to the stock transfer agent that the shares may not be transferred until the one year anniversary of the Board Member’s departure from the Board.

Board Meeting Fees	$2,500	To be paid for all in-person Board Meetings. Members must be present to be paid.
Committee Meeting Fees	$800	To be paid for all in-person Committee Meetings. Members must be present to be paid.
Teleconference Fees	$300	To be paid for all teleconferences called by either the Chairman of the Board, the President, or by the Chairman of the relevant Committee. Members must be on-line to be paid.
Additional Retainer	$1,000	To be paid to the Chairman of the Audit Committee.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth the shares of Common Stock beneficially owned by all Executive Officers and Directors as a group as of April 11, 2008.  Except for Dr. Levin, Chairman Emeritus and Director of Science and Technology, and his wife, no person is known by the Company to own beneficially more than 5% of the outstanding Common Stock.  The ownership of Dr. Levin is detailed below.

Beneficial Ownership of Common Stock by Executive Officers and Directors

Title of Class	Name of Beneficial Owner	Amount and Nature of Ownership		Percent Of Class
Common	Gilbert V. Levin	2,579,307	(1)(2)	17.7%
Common	Douglas T. Brown	30,037	(2)	*
Common	A. Paul Cox, Jr.	21,037	(2)	*
Common	Robert J. Vander Zanden	21,037	(2)	*
Common	Robert A. Lodder, Jr.	20,352	(2)	*
Common	Claire L. Kruger	10,000	(2)	*
Common	Robert L. Clayton	1,500	(2)	*
Common	Aris Melissaratos	0	(2)	*
Common	All Executive Officers and Directors as a Group	2,683,270	(2)	18.5%

*                 Less than 1% of the outstanding shares of Common Stock of the Company.

(1)          Includes shares owned by M. Karen Levin.

(2)          Included in the number of shares beneficially owned by G.V. Levin, D.T. Brown, A.P. Cox, R.J. Vander Zanden, R.A. Lodder, C.L. Kruger, R.L. Clayton, A. Melissaratos, and All Executive Officers and Directors as a Group are 160,000, 7,500, 7,500, 7,500, 5,000, 0, 1,500, 0, and 189,000 shares, respectively, which such persons have a right to acquire within 60 days pursuant to stock options.

As of April 11, 2008, Dr. Levin, Chairman Emeritus and Director of Science and Technology, 3170 S. Ocean Boulevard, #602S, Palm Beach, FL 33480, beneficially owned in the aggregate 2,579,307 shares of Common Stock (17.7% of the 14,318,702 outstanding shares(1)).  As principal Stockholders of the Company, Dr. Levin and his wife are considered control persons with respect to the Company.

All Directors and Executive Officers as a group, beneficial owners of 2,683,270 shares of Common Stock, owned 18.5% of the 14,318,702 outstanding shares(1). With the exception of Cede & Co., the holder of record for certain brokerage firms and banks, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

In February 2001, the Board of Directors adopted the Rights Agreement (the “Agreement”).  The Agreement provides each Stockholder of record a dividend distribution of one “right” for each outstanding share of the Company’s Common Stock.  Rights become exercisable at the earlier of ten days following:  (1) a public announcement that an acquirer has purchased or has the right to acquire 10% or more of the Company’s Common Stock, or (2) the commencement of a tender offer which would result in an offeror beneficially owning 10% or more of the outstanding Common Stock of the Company.  All rights held by an acquirer or offeror expire on the announced acquisition date, and all rights expire at the close of business on December 31, 2010.  Each right entitles a Stockholder to acquire, at a stated purchase price, 1/100 of a share of the Company’s preferred stock, which carries voting and dividend rights similar to one share of its Common Stock.  Alternatively, a right holder may elect to purchase for the stated price an equivalent number of shares of the Company’s Common Stock at a price per share equal to one-half of the average market price for a specified period.  In lieu of the stated purchase price, a right holder may elect to acquire one-half of the Common Stock available under the second option.  The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Agreement.  At the discretion of a majority of the Board and within a specified time period, the Company may redeem all of the rights at a price of $0.001 per right.  The Board may also amend any provisions of the Agreement prior to exercise.

(1) Includes 215,300 shares which could be acquired pursuant to stock options or warrants within 60 days.

Certain Relationships and Related Transactions, and Director Independence

The current Board of Directors consists of Mr. Douglas T. Brown, Mr. A. Paul Cox, Jr., Dr. Claire L. Kruger, Dr. Gilbert V. Levin, Dr. Robert A. Lodder, Jr., Mr. Aris Melissaratos, and Dr. Robert J. Vander Zanden.  The Board of Directors has determined that a majority of its members, being Messrs. Brown, Cox, Melissaratos, and Vander Zanden, are independent Directors within the meaning of the applicable NASD rules.  The Company’s Audit, Compensation, and Nominating Committees consist solely of independent Directors.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

During fiscal year 2007, in overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors.  The Committee’s review included receipt of written disclosures and letters from the outside auditors as well as a discussion with the outside auditors of matters required pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the Company’s independent auditors, the Committee, among other things, discussed with the auditors matters relating to their independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee of the Board of Directors:

Douglas T. Brown, Chair
A. Paul Cox, Jr.
Robert J. Vander Zanden*

*Upon Mr. Creel’s retirement from the Board on February 25, 2008, Dr. Vander Zanden was appointed to the Audit Committee.

Grant Thornton LLP Fees For Fiscal 2007

The following table sets forth the fees paid by the Company to Grant Thornton LLP for audit and other services provided in 2007 and 2006:

	2007	2006

Audit fees	$202,000	$103,000
Tax fees	3,000	17,000
Total	$205,000	$120,000

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining Grant Thornton’s independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Item 2 on the Proxy Card)

The Board of Directors has reappointed the firm of Grant Thornton LLP to be the Company’s independent accountants for the year 2008 and recommends that Stockholders vote “FOR” ratification of that appointment.  A representative from Grant Thornton LLP will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions.  If the Stockholders, by the affirmative vote of a majority of the shares of Common Stock represented at the Meeting, do not ratify the selection of Grant Thornton LLP, the selection of independent accountants will be reconsidered by the Board of Directors.

OTHER BUSINESS

(Item 3 on the Proxy Card)

As of the date of this statement, the management of Spherix Incorporated has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above.  As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

STOCKHOLDER PROPOSALS

Stockholders intending to present a proposal at the 2009 Annual Meeting of Stockholders must submit such proposals to the Company at Spherix Incorporated, ATTN:  K. Brailer, Corporate Secretary, 6430 Rockledge Drive, Westmoreland Bldg. #503, Bethesda, MD 20817, no later than December 31, 2008.  The Company’s by-laws provide that any Stockholder wishing to nominate a Director must do so in writing delivered to the Corporate Secretary of the Company at least ten (10) days and not more than thirty (30) days prior to the Annual Meeting.  For further details, please see the discussion under Item One hereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Katherine M. Brailer, Corporate Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

SPHERIX INCORPORATED

May 13, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- or -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- or -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- or -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

NOMINEES:
☐	FOR ALL NOMINEES	☐ Douglas T. Brown
☐ A. Paul Cox, Jr.
☐	WITHHOLD AUTHORITY	☐ Claire L. Kruger
	FOR ALL NOMINEES	☐ Gilbert V. Levin
☐ Robert A. Lodder, Jr.
☐	FOR ALL EXCEPT	☐ Aris Melissaratos
	(See instructions below)	☐ Robert J. Vander Zanden

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME UP BEFORE THE MEETING.

This proxy will be voted as specified hereon. If no indication to the contrary is made hereon, this proxy will be voted for all nominees for Directors listed in Proposal 1 and for Proposal 2. SPHERIX’S DIRECTORS RECOMMEND A FOR VOTE ON EACH ITEM, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

I plan to attend the Annual Meeting in Bethesda, MD, at 9:00 a.m. on May 13, 2008 ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

SPHERIX INCORPORATED

May 13, 2008

Please sign, date, and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

NOMINEES:
☐	FOR ALL NOMINEES	☐ Douglas T. Brown
☐ A. Paul Cox, Jr.
☐	WITHHOLD AUTHORITY	☐ Claire L. Kruger
	FOR ALL NOMINEES	☐ Gilbert V. Levin
☐ Robert A. Lodder, Jr.
☐	FOR ALL EXCEPT	☐ Aris Melissaratos
	(See instructions below)	☐ Robert J. Vander Zanden

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME UP BEFORE THE MEETING.

This proxy will be voted as specified hereon. If no indication to the contrary is made hereon, this proxy will be voted for all nominees for Directors listed in Proposal 1 and for Proposal 2. SPHERIX’S DIRECTORS RECOMMEND A FOR VOTE ON EACH ITEM, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

I plan to attend the Annual Meeting in Bethesda, MD, at 9:00 a.m. on May 13, 2008 ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPHERIX® INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Katherine M. Brailer, Robert L. Clayton, Claire L. Kruger, or any of them, each with the power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Spherix Incorporated owned by the undersigned at the Annual Meeting of Stockholders, to be held at 9:00 a.m. Eastern time, May 13, 2008, at the Bethesda Marriott Suites, 6711 Democracy Boulevard, Bethesda, Maryland 20817, or any adjournment thereof, upon the proposals set forth on the reverse and, in their discretion, upon all other matters as may properly be brought before the meeting.

(Continued and to be signed on the reverse side)